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          SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K/A



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): September 12,
          1997



          Exact name of registrant as specified in its charter: T. ROWE PRICE REALTY INCOME FUND III, AMERICA S SALES-COMMISSION FREE REAL ESTATE LIMITED PARTNERSHIP


          State or other Jurisdiction of Incorporation or Organization:
          Maryland

          I.R.S. Employer Identification No.:52-1512713

          Commission File Number: 0-16542

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable























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          Item 2.  Acquisition or Disposition of Assets.

          A distribution of $26,627,895 ($105 per Unit) will be made on or about September 19, 1997 to Limited Partners of record as of September 12, 1997.

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   T. ROWE PRICE REALTY INCOME FUND III,
                                   AMERICA S SALES-COMMISSION-FREE REAL
                                   ESTATE LIMITED PARTNERSHIP

                                        By:  T. Rowe Price Realty Income
                                             Fund III Management, Inc., as
                                             General Partner


                                             By:  /s/Lucy B. Robins
                                                  Lucy B. Robins
                                                  Vice President